UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22446	95-3015862
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495A South Fairview Avenue, Goleta, California  93117

(Address of principal executive offices) (Zip Code)

(805) 967-7611

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On May 19, 2011, Deckers Outdoor Corporation (“Parent”), Deckers Acquisition, Inc., a wholly-owned subsidiary of Parent (“Purchaser”) and Deckers International Limited (“Deckers Bermuda”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sanuk USA, LLC (“Sanuk”), the equity holders of Sanuk, Thomas J. Kelley (“Kelley”) and Ian L. Kessler (“Kessler”), C&C Partners, Ltd. (“C&C”), and the shareholders of C&C, Donald A. Clark (“Clark”) and Paul Carr (“Carr”).  Each of Sanuk and C&C is a “Seller,” and jointly they are the “Sellers.”  The material terms of the Purchase Agreement were set forth in a Form 8-K filed on May 19, 2011.

On July 1, 2011, Parent, Purchaser, Deckers Bermuda and the Sellers entered into Amendment No. 1 to Asset Purchase Agreement (“Amendment No.1”), the terms of which are set forth in Exhibit 10.1 hereto.  Pursuant to Amendment No. 1, Purchaser was removed as a party to the Purchase Agreement, revisions were made to certain of the provisions regarding preparation and delivery of the Sanuk and C&C financial statements, and certain other changes were made to the Purchase Agreement.

The foregoing description of Amendment No. 1 does not purport to be a complete statement of the parties’ rights and obligations under that agreement and the transactions contemplated thereby.  The above description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On July 1, 2011, Parent and Deckers Bermuda completed the acquisition of the Purchased Assets and the assumption of the Assumed Liabilities of Sellers (as defined in the Purchase Agreement), pursuant to the Purchase Agreement as amended by Amendment No. 1.  As consideration for the Purchased Assets, in addition to the assumption of the Assumed Liabilities, Parent and Deckers Bermuda will pay the Sellers an aggregate purchase price equal to the sum of the following (such sum, the “Purchase Price”):

Approximately $120.0 million (the “Closing Payment”);

“Participation Payments” over the next five years as follows:

•                  2011:  2011 EBITDA multiplied by ten less the Closing Payment, up to maximum of $30.0 million;

•                  2012:  51.8% of the total sales less the cost of goods sold for the business of the Sellers (“Gross Profit Dollars”) in 2012;

•                  2013:  36.0% of Gross Profit Dollars in 2013;

•                  2015:  8.0% of the product of Gross Profit Dollars in 2015 multiplied by five.

The Purchase Price shall be subject to certain adjustments based upon Sellers’ working capital balance at closing, as determined subsequent to closing.  Ten percent of the Closing Payment payable to the Sellers shall be placed in escrow with a third party escrow agent.

A copy of the press release announcing the closing of this transaction is attached hereto as Exhibit 99.1.

Item 7.01                                             Regulation FD Disclosure.

A copy of the press release issued by Deckers announcing the closing of the Acquisition is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits

(a)                      Financial Statements of Businesses Acquired

The financial statements of the business acquired as described in Item 2.01 above shall be filed by amendment to this Report within seventy-one days from the date this Report on Form 8-K is due.

(b)                     Pro Forma Financial information

The pro forma financial information relative to the acquired business as described in Item 2.01 above shall be filed by amendment to this Report within seventy-one days from the date this Report on Form 8-K is due.

(d)                     Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1

Amendment No. 1 to Asset Purchase Agreement, dated as of July 1, 2011, by and among Deckers Outdoor Corporation, Deckers Acquisition, Inc., Deckers International Limited, Sanuk USA, LLC, Thomas J. Kelley, Ian L. Kessler, C&C Partners, Ltd., Donald A. Clark and Paul Carr

99.1	Press release dated July 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

Date: July 6, 2011
	By:	/s/ Thomas A. George
	Name:	Thomas A. George
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1 to Asset Purchase Agreement, dated as of July 1, 2011, by and among Deckers Outdoor Corporation, Deckers Acquisition, Inc., Deckers International Limited, Sanuk USA, LLC, Thomas J. Kelley, Ian L. Kessler, C&C Partners, Ltd., Donald A. Clark and Paul Carr

99.1	Press release dated July 5, 2011